                                                            Exhibit No. EX-99.12

                                ________ __, 2002

Board of Trustees
The UBS Funds
209 South LaSalle Street
Chicago, Illinois 60604

          Re:  Plan of  Reorganization  (the  "Plan")  made as of the ___ day of
               _________, 2002, by The UBS Funds, a business trust created under the laws of the State of Delaware (the "Trust"), on behalf of two of the  Trust's  series,  the UBS U.S.  Value  Equity  Fund  (the
               "Acquiring  Fund") and the UBS U.S.  Large Cap  Equity  Fund (the
               "Acquired Fund")

Gentlemen:

     You have  requested  our  opinion  concerning  certain  federal  income tax consequences of the reorganization of the Acquired Fund (the  "Reorganization"),
which  will  consist  of:  (i)  the   acquisition   by  the  Acquiring  Fund  of
substantially  all  of  the  property,  assets  and  goodwill,  subject  to  the liabilities,  of the Acquired Fund, in exchange  solely for shares of beneficial interest,  $0.001 par value,  of the UBS U.S.  Value  Equity  Fund-Class  A (the
"Acquiring  Fund Class A Shares");  shares of  beneficial  interest,  $0.001 par value,  of the UBS U.S. Value Equity  Fund-Class B (the  "Acquiring Fund Class B
Shares"); shares of beneficial interest, $0.001 par value, of the UBS U.S. Value
Equity  Fund-Class  C (the  "Acquiring  Fund  Class C  Shares");  and  shares of beneficial interest, $0.001 par value, of the UBS U.S. Value Equity Fund-Class Y
(the  "Acquiring  Fund Class Y Shares") (the Acquiring Fund Class A Shares,  the
Acquiring  Fund  Class B  Shares,  the  Acquiring  Fund  Class C Shares  and the
Acquiring  Fund Class Y Shares are  collectively  referred to as the  "Acquiring
Fund Shares");  (ii) the  distribution of: (a) the Acquiring Fund Class A Shares to the  holders  of the UBS U.S.  Large  Cap  Equity  Fund-Class  A shares  (the
"Acquired  Fund Class A Shares"),  (b) the Acquiring  Fund Class B Shares to the
holders of the UBS U.S. Large Cap Equity Fund-Class B shares (the "Acquired Fund
Class B Shares"),  (c) the  Acquiring  Fund Class C Shares to the holders of the
UBS U.S.  Large Cap  Equity  Fund-Class  C shares  (the  "Acquired  Fund Class C
Shares"),  and (d) the  Acquiring  Fund Class Y Shares to the holders of the UBS
U.S.  Large Cap Equity  Fund-Class Y shares (the "Acquired Fund Class Y Shares")
(the  Acquired  Fund  Class A Shares,  the  Acquired  Fund  Class B Shares,  the
Acquired  Fund  Class C  Shares  and  the  Acquired  Fund  Class  Y  Shares  are
collectively  referred to as the  "Acquired  Fund  Shares"),  according to their respective  interests,  in complete  liquidation of the Acquired Fund; and (iii)
the subsequent  dissolution  of the Acquired Fund, as soon as practicable  after the  Closing  of the  Reorganization,  all upon and  subject  to the  terms  and conditions of the Plan.

Board of Trustees
The UBS Funds
___________, 2002

     In rendering our opinion,  we have reviewed and relied upon:  (a) the Plan, made as of the ___ day of  _________,  2002,  by the  Trust,  on  behalf  of its series,  the  Acquired  Fund and the  Acquiring  Fund;  (b) the proxy  materials provided to  shareholders  of the Acquired Fund in  connection  with the Special
Shareholders'  Meeting of the  Acquired  Fund held on  ____________,  2002;  (c)
certain representations concerning the Reorganization made to us by the Trust on behalf of the Acquired Fund and the Acquiring  Fund in a letter dated  ________,
2002 (the "Representation Letter"); (d) all other documents, financial and other reports and corporate  minutes we deemed relevant or  appropriate;  and (e) such statutes, regulations,  rulings and decisions as we deemed material in rendering this  opinion.  All terms used herein,  unless  otherwise  defined,  are used as defined in the Plan.

     For purposes of this  opinion,  we have assumed that the Acquired  Fund, on the Closing of the  Reorganization,  satisfies,  and  immediately  following the
Closing,  the  Acquiring  Fund will  continue to satisfy,  the  requirements  of
Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"),  for qualification as a regulated investment company.

     Based on the foregoing,  and provided the  Reorganization is carried out in accordance with the applicable  laws of the State of Delaware,  the terms of the
Plan and the statements in the  Representation  Letter with regard to matters of fact, it is our opinion that:

     1.  The  acquisition  by the  Acquiring  Fund of  substantially  all of the assets, subject to the liabilities,  of the Acquired Fund as provided for in the
Plan in exchange for the Acquiring Fund Shares,  followed by the distribution by the Acquired Fund to its  shareholders  of the Acquiring Fund Shares in complete liquidation of the Acquired Fund,  will qualify as a  reorganization  within the meaning  of  Section  368(a)(1)  of the  Code,  and the  Acquired  Fund  and the
Acquiring Fund each will be a "party to the  reorganization"  within the meaning of Section 368(b) of the Code.

     2. No gain  or loss  will be  recognized  by the  Acquired  Fund  upon  the transfer of  substantially  all of its assets to the Acquiring  Fund in exchange solely for the  Acquiring  Fund Shares  pursuant  to Section  361(a) and Section
357(a) of the Code.

     3. No gain or loss  will be  recognized  by the  Acquiring  Fund  upon  the receipt  by it of  substantially  all of the  assets  of the  Acquired  Fund  in exchange solely for the Acquiring Fund Shares pursuant to Section 1032(a) of the
Code.

     4. No gain  or loss  will be  recognized  by the  Acquired  Fund  upon  the distribution  of the  Acquiring  Fund  Shares to its  shareholders  in  complete liquidation  of the Acquired Fund (in pursuance of the Plan) pursuant to Section
361(c)(1) of the Code.

Board of Trustees
The UBS Funds
___________, 2002

     5. The basis of the assets of the Acquired  Fund  received by the Acquiring
Fund  will be the  same as the  basis  of  these  assets  to the  Acquired  Fund immediately prior to the exchange pursuant to Section 362(b) of the Code.

     6. The holding  period of the assets of the Acquired  Fund  received by the
Acquiring Fund will include the period during which such assets were held by the
Acquired Fund pursuant to Section 1223(2) of the Code.

     7. No gain or loss will be recognized by the  shareholders  of the Acquired
Fund upon the  exchange of their  Acquired  Fund Shares for the  Acquiring  Fund
Shares (including fractional shares to which they may be entitled),  pursuant to
Section 354(a) of the Code.

     8. The basis of the Acquiring Fund Shares  received by the  shareholders of the Acquired Fund  (including  fractional  shares to which they may be entitled)
will be the same as the basis of the  Acquired  Fund Shares  exchanged  therefor pursuant to Section 358(a)(1) of the Code.

     9.  The  holding  period  of the  Acquiring  Fund  Shares  received  by the shareholders of the Acquired Fund (including fractional shares to which they may be  entitled)  will  include  the  holding  period of the  Acquired  Fund Shares surrendered  in exchange  therefor,  provided that the Acquired Fund Shares were held as a capital asset on the Closing of the Reorganization pursuant to Section
1223(1) of the Code.

     10. The  Acquiring  Fund will succeed to and take into  account,  as of the date of the  transfer  as  defined in  Section  1.381(b)-1(b)  of the income tax regulations  issued  by  the  United  States  Department  of the  Treasury  (the
"Treasury  Regulations"),  the items of the Acquired  Fund  described in Section
381(c) of the Code,  subject to the  conditions  and  limitations  specified  in
Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations.

     Our opinion is based upon the Code,  the applicable  Treasury  Regulations, the present positions of the Internal Revenue Service (the "Service") as are set
forth  in   published   revenue   rulings   and  revenue   procedures,   present
administrative positions of the Service, and existing judicial decisions, all of which are subject to change either  prospectively  or  retroactively.  We do not undertake to make any continuing analysis of the facts or relevant law following the date of the Reorganization.

     Our opinion is conditioned  upon the  performance by the Acquiring Fund and the  Acquired  Fund of their  undertakings  in the  Plan and the  Representation
Letter.   Our   opinion  is  limited  to  the   transactions   incident  to  the
Reorganization  described herein, and no opinion is rendered with respect to (i)
any other transaction or (ii) the effect, if any, of the Reorganization  (and/or the transactions  incident thereto) on any other transaction  and/or the effect, if any, of any such other transaction on the Reorganization.

Board of Trustees
The UBS Funds
___________, 2002

     This opinion is being rendered to the Trust,  on behalf of its series,  the
Acquired Fund and the Acquiring  Fund, and may be relied upon only by such funds and the shareholders of each.

                                Very truly yours,

                                STRADLEY, RONON, STEVENS & YOUNG, LLP

                                By:
                                   ----------------------------------
                                   William S. Pilling, III, a partner